UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14A(i)(1) and 0-11.

Additional Information about the Extension Meeting

On May 15, 2023, Power & Digital Acquisition II Corp., a Delaware corporation (“XPDB”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement dated May 15, 2023 (the “Definitive Proxy Statement”), in connection with its special meeting in lieu of annual meeting of stockholders (the “Extension Meeting”) to, among other things, approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal (each as defined in the Definitive Proxy Statement) and the other matters described therein. XPDB, its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of XPDB’s stockholders in connection with the Extension Meeting. Information about the directors and executive officers of XPDB and their ownership is set forth in XPDB’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on April 17, 2023, and its other filings with the SEC. Details concerning the proposal to be voted on at the Extension Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF XPDB ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT XPDB AND THE EXTENSION MEETING AND THE MATTERS TO BE VOTED ON AT THE EXTENSION MEETING. Stockholders may obtain copies of the Definitive Proxy Statement, without charge, at the SEC’s website (www.sec.gov).

Except as set forth herein, all other information in the Definitive Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Definitive Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Power & Digital Infrastructure Acquisition II Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-441151	86-2962208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

321 North Clark Street, Suite 2440

Chicago, IL 60654

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (312) 262-5642

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	XPDBU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	XPDB	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	XPDBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On June 5, 2023, Power & Digital Infrastructure Acquisition II Corp., a Delaware corporation (“XPDB”), and XPDB Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of XPDB (“Merger Sub”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”) with Montana Technologies LLC, a Delaware limited liability company (the “Company”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of XPDB (the “Merger” and, along with the transactions contemplated in the Merger Agreement, the “Transactions”). Following the closing of the Merger (the “Closing”), XPDB will be renamed “Montana Technologies Corporation” (the “Combined Company”).

As part of the Transactions, equityholders of the Company will receive aggregate consideration of approximately $421.9 million (subject to adjustment as described in the Merger Agreement), payable (i) in the case of Class B and Class C common unitholders of the Company (after giving effect to the conversion of all outstanding preferred units of the Company into Class B common units, which conversion will occur prior to the Closing), newly issued shares of Class A common stock, par value $0.0001 per share, of the Combined Company (“Class A common stock”), with a value ascribed to each share of Class A common stock of $10.00, (ii) in the case of Class A unitholders of the Company, newly issued shares of Class B common stock, par value $0.0001 per share, of the Combined Company (“Class B common stock”), which Class B common stock will have a number of votes per share such that the equityholders of the Company as of immediately prior to the Closing will collectively own at least 80% of the voting power of all classes of stock of the Combined Company entitled to vote immediately following the Closing and (iii) in the case of the Company’s optionholders and warrantholders, options and warrants of the Combined Company, respectively, having substantially similar terms to the applicable options and warrants of the Company. The Company’s equityholders (other than Company warrantholders) will also have the opportunity to receive additional equity consideration in the form of additional shares of Class A common stock at $10.00 per share upon achievement of certain milestones related to production capacity and anticipated annualized EBITDA of the Combined Company following the Closing (the “Earnout Shares” and each issuance of Earnout Shares, an “Earnout Payment”). The maximum value of the Earnout Shares will be capped at $200 million (the “Maximum Earnout Value”) and the ability to receive Earnout Shares will expire upon the fifth anniversary of the Closing. A majority of the independent directors of the Combined Company will have sole discretion in determining milestone achievement, the calculations of payments and the dates construction is deemed completed. The grants of the Earnout Shares will be dependent upon board approval to construct lines of production of coated contractors based upon demand from customer commitments beyond three lines of production in the base plan.

Representations and Warranties

Under the Merger Agreement, the Company made customary representations and warranties relating to: organization; authorization; capitalization; absence of Company subsidiaries; consents and approvals; financial statements; absence of undisclosed liabilities; absence of certain changes; real estate; intellectual property; litigation; material contracts; taxes; environmental matters; licenses and permits; employee benefits; labor and employment matters; international trade and anti-corruption matters; certain fees; absence of insurance policies; affiliate transactions; information supplied; customers and suppliers; compliance with laws; and disclaimer of additional representations or warranties.

Under the Merger Agreement, XPDB and Merger Sub made customary representations and warranties relating to: organization; authorization; capitalization; consents and approvals; financial statements; business activities and absence of undisclosed liabilities; absence of certain changes; litigation; material contracts; taxes; compliance with laws; certain fees; organization of Merger Sub; Securities and Exchange Commission (“SEC”) reports, Nasdaq Stock Market LLC (“NASDAQ”) compliance and the Investment Company Act; information supplied; approvals of boards of directors and stockholders; XPDB’s Trust Account established in connection with the IPO (the “Trust Account”); affiliate transactions; independent investigation; employee benefits; valid issuance of securities; takeover statutes and charter provisions; and disclaimer of additional representations or warranties.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to business operations prior to the consummation of the Transactions and efforts to satisfy conditions to the consummation of the Transactions. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for XPDB and the Company to cooperate in the preparation of the Registration Statement on Form S-4 required to be prepared in connection with the Transactions (the “Registration Statement”) and to use commercially reasonable efforts to enter into subscription agreements with investors prior to the Closing for the purchase and sale of equity interests of the Company and/or securities convertible into equity interests of the Company (the “Capital Raise”) for aggregate gross proceeds to the Company of at least $85.0 million.

Conditions to Closing

The respective obligations of the parties to consummate the Transactions contemplated by the Merger Agreement, including the Merger, are subject to the satisfaction, or written waiver by the parties, at or prior to the closing of the Transactions (the “Closing”) of the following conditions:

●	there must not be in effect any order prohibiting or preventing the consummation of the Transactions and no law adopted, enacted or promulgated that makes consummation of the Transactions illegal or otherwise prohibited;

●	all waiting periods and any extensions thereof applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Act, and any commitments or agreements (including timing agreements) with any governmental entity not to consummate the Transactions before a certain date, must have expired or been terminated;

●	the approval of each of the proposals set forth in the Registration Statement to be filed by XPDB must have been obtained in accordance with the Delaware General Corporation Law (“DGCL”), XPDB’s organizational documents and the rules and regulations of NASDAQ;

●	the Registration Statement must have become effective in accordance with the United States Securities Act of 1933 (the “Securities Act”) and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose have commenced or shall be threatened by the SEC; and

●	the Class A Common Stock to be issued in the Transactions must have been approved for listing by NASDAQ, subject only to official notice of issuance thereof.

Conditions to the Obligations of the Company

The obligations of the Company to consummate the Transactions are subject to the satisfaction, or written waiver by the Company, at or prior to the Closing, of the following conditions:

●	the representations and warranties of XPDB and Merger Sub (other than fundamental representations), disregarding qualifications contained therein relating to materiality, must be true and correct as of the date of the Closing (the “Closing Date”) as if made at and as of such time (or, if given as of an earlier date, as of such earlier date), except that this condition will be satisfied unless any and all inaccuracies in such representations and warranties of XPDB and Merger Sub, in the aggregate, would or would reasonably be expected to result in a material adverse effect with respect to XPDB and Merger Sub, and fundamental representations must be true and correct other than de minimis inaccuracies as of the Closing Date (or, if given as of an earlier date, such earlier date);

●	XPDB and Merger Sub must have performed in all material respects its obligations under the Merger Agreement required to be performed by them at or prior to the Closing;

●	the Company must have received a certificate executed and delivered by an authorized officer of XPDB confirming that the conditions set forth in the immediately preceding bullet points have been satisfied; and

●	the proceeds from the Transactions, consisting of the aggregate cash proceeds available for release to XPDB from the Trust Account in connection with the Transactions (after, for the avoidance of doubt, giving effect to any redemptions of shares of Class A Common Stock by stockholders of XPDB but before release of any other funds) must be equal to or in excess of $85.0 million; provided that this condition will no longer apply upon the receipt of proceeds from the Capital Raise of $85.0 million or greater.

Conditions to the Obligations of XPDB and Merger Sub

The obligations of XPDB and Merger Sub to consummate the Transactions are subject to the satisfaction, or written waiver by XPDB, at or prior to the Closing of the following conditions:

●	the representations and warranties of the Company (other than fundamental representations), disregarding qualifications contained therein relating to materiality, must be true and correct as of the Closing Date as if made at and as of such time (or, if given as of an earlier date, as of such earlier date), except that this condition will be satisfied unless any and all inaccuracies in such representations and warranties of the Company, in the aggregate, would or would reasonably be expected to result in a material adverse effect with respect to the Company, and fundamental representations must be true an correct other than de minimis inaccuracies as of the date of the Merger Agreement and as of the Closing Date (or, if given as of an earlier date, such earlier date);

●	The Company must have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Closing;

●	XPDB must have received a certificate executed and delivered by an authorized officer of the Company confirming that the conditions set forth in the immediately preceding bullet points have been satisfied; and

●	since the date of the Merger Agreement, a material adverse effect with respect to the Company must not have occurred.

Waivers

Either XPDB or the Company may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement. Notwithstanding the foregoing, pursuant to XPDB’s amended and restated certificate of incorporation, XPDB cannot consummate the proposed business combination if it has less than $5,000,001 of net tangible assets remaining upon consummation of the Transactions after taking into account the holders of public shares that properly demanded that XPDB redeem their public shares for their pro rata share of the trust account. In connection with the Extension Meeting (as defined below), XPDB is seeking stockholder approval to eliminate this limitation.

Termination

The Merger Agreement may be terminated and the Transactions abandoned at any time prior to the Closing, as follows:

●	in writing, by mutual consent of the parties;

●	by XPDB or the Company if any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger has been enacted and has become final and non-appealable, except that a party may not terminate the Merger Agreement for this reason if it has breached in any material respect its obligations set forth in the Merger Agreement in any manner that has proximately contributed to the enactment, issuance, promulgation or entry into such law or order;

●	by the Company (if not in breach such that a closing condition cannot be satisfied) if any representation or warranty is not true and correct or if XPDB has failed to perform any covenant or agreement made by either XPDB or Merger Sub in the Merger Agreement, such that the conditions to the obligations of XPDB, as described above, could not be satisfied as of the Closing Date, and (ii) are not or cannot be cured within thirty days after written notice from the Company of such breach is received by XPDB and Merger Sub, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date (as defined below);

●	by XPDB (if not in breach such that a closing condition cannot be satisfied) if any representation or warranty is not true and correct or if the Company has failed to perform any covenant or agreement made by the Company in the Merger Agreement, such that the conditions to the obligations of the Company, as described above, could not be satisfied as of the Closing Date, and (ii) are not or cannot be cured within thirty days after written notice from XPDB of such breach is received by XPDB, or which breach, untruth or inaccuracy, by its nature, cannot be cured prior to the Outside Date;

●	by written notice by any party if the Closing has not occurred on or prior to June 14, 2023 (the “Outside Date”) so long as such party is not then in breach of the Merger Agreement in a manner that contributed to the occurrence of the failure of a condition; provided that if the XPDB stockholders approve any amendment to the organizational documents of XPDB that extends the deadline by which XPDB may complete an initial business combination, the Outside Date will be automatically extended to such new deadline for completing an initial business combination, including any extension (in one-month increments, for up to a total of 3 additional months) of the deadline pursuant to the approval of XPDB’s board of directors;

●	by the Company at any time within three business days if XPDB’s board of directors changes its recommendation to its stockholders to vote in favor of the Transactions; or

●	by XPDB or the Company if the approval of certain proposals contained in the Registration Statement is not obtained at the XPDB stockholders meeting (including any adjournments of such meeting).

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement contains representations, warranties and covenants that the respective parties thereto made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about XPDB, Merger Sub or the Company at the time they were made or otherwise and should only be read in conjunction with the other information that XPDB makes publicly available in reports, statements and other documents filed with the SEC.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, XPDI Sponsor II LLC (the “Sponsor”) entered into a sponsor support agreement (the “Sponsor Support Agreement”) with XPDB, the Company and other holders of Class B common stock, par value $0.0001 per share, of XPDB (“XPDB Class B common stock”) pursuant to which the Sponsor and the other holders of XPDB Class B common stock agreed to, among other things, (i) vote at the special meeting to be called for approval of the Transactions any Class A common stock, par value $0.0001 per share, of XPDB or XPDB Class B common stock (collectively, the “Sponsor Securities”), held of record or thereafter acquired in favor of the proposals presented by XPDB at such meeting, (ii) be bound by certain other covenants and agreements related to the Merger, (iii) be bound by certain transfer restrictions with respect to the Sponsor Securities and (iv) waive certain antidilution protections with respect to the Sponsor Securities, in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement. The Sponsor Support Agreement also provides that the Sponsor has agreed to waive redemption rights in connection with the consummation of the Transactions with respect to any Sponsor Securities they may hold.

The Sponsor Support Agreement provides that as of immediately prior to (but subject to) the Closing, 1,380,736 (or 20%) of the XPDB Class B common stock held by the Sponsor as of the Closing will be subject to certain time and performance-based vesting provisions described below (the “Subject Vesting Shares”). Pursuant to the Sponsor Support Agreement, the Subject Vesting Shares will be subject to an earnout, with the Subject Vesting Shares vesting on the earlier to occur, as applicable, of (i) from time to time, at the same time and simultaneously with any Earnout Payment in an amount equal to (A) the aggregate number of the Subject Vesting Shares outstanding immediately following the Effective Time multiplied by (B) a fraction (x) the numerator of which is the applicable Earnout Milestone Amount (as defined in the Merger Agreement) and (y) the denominator of which is the Maximum Earnout Milestone Amount (as defined in the Merger Agreement) (taking into account with respect to the nominator and denominator any adjustments in accordance with the Merger Agreement) (the “Earnout Milestone Vesting”) and (ii) on any day following the Closing when the closing price of a share of XPDB Class A common stock on NASDAQ (the “Closing Share Price”) equals or exceeds (a) $12.00 for up to an aggregate of 50% of the Subject Vesting Shares vesting (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) and (b) all remaining Subject Vesting Shares will vest when the Closing Share Price equals or exceeds $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); provided, that if, prior to the $12.00 Vesting Time any Subject Vesting Shares have vested pursuant to the Earnout Milestone Vesting, then (x) if the number of Vesting Shares that have vested pursuant to the Earnout Milestone Vesting exceeds 690,368 Subject Vesting Shares, then no additional Subject Vesting Shares will vest and (y) if the number of Subject Vesting Shares that have vested pursuant to the Earnout Milestone Vesting is less than 690,368 Subject Vesting Shares (such deficit, the “Deficit Amount”), then a number of Subject Vesting Shares equal to 690,368 less the Deficit Amount will vest.

The Sponsor Support Agreement will terminate on the earlier of (i) the date the merger becomes effective and (ii) the termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Sponsor Support Agreement is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the press release jointly issued by the parties announcing the Transactions.

Furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation to be presented to certain potential investors in connection with the Transaction.

The information set forth below under this Item 7.01, including the exhibits attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01  Other Events.

On or about May 16, 2023, XPDB mailed a definitive proxy statement (the “Definitive Proxy Statement”) to its stockholders of record as of May 12, 2023 in connection with a special meeting in lieu of an annual meeting of XPDB’s stockholders (the “Extension Meeting”) to be held at 10:00 a.m., Central Time, on June 9, 2023 for the purpose of, among other things, extending the time by which it has to consummate an initial business combination (the “Extension”) from June 14, 2023 to December 14, 2023 (such date, the “Extended Date”), and allowing XPDB, without another stockholder vote, by resolution of XPDB’s board of directors (the “board”), to elect to further extend the Extended Date in one-month increments up to three additional times, for a total of up to nine months after the Current Outside Date, until March 14, 2024, unless the closing of a business combination will have occurred prior thereto or such earlier date as determined by the board to be in the best interests of XPDB.

On June 5, 2023, XPDB announced that if the Extension is approved by XPDB’s stockholders at the Extension Meeting and the Extension is implemented, XPDB or the Sponsor will deposit, beginning on June 15, 2023, and thereafter on the 10th day of each month (or if such 10th day is not a business day, on the business day immediately preceding such 10th day), additional funds into the Trust Account in an amount equal to the lesser of (i) $0.03 multiplied by the number of shares of XPDB Class A common stock then outstanding and not redeemed in connection with the Extension Meeting and (ii) $300,000 (each such deposit, a “Contribution”). The maximum aggregate amount of all Contributions will not exceed $1,800,000. In connection with the Extension, XPDB anticipates that the per share price at which shares of Class A common stock will be redeemed from cash held in the Trust Account, net of interest released to XPDB to pay taxes (the “Redemption Payment Amount”) will be approximately $10.37 per share. The actual Redemption Payment Amount will be determined as of June 7, 2023. Interest on the Trust Account is currently yielding approximately 5% per annum.

To the extent that XPDB deposits any Contribution, such Contribution will be made from XPDB’s working capital. To the extent that the Sponsor deposits any Contribution, such Contributions will be evidenced by a non-interest bearing, unsecured convertible promissory note (the “Contribution Note”) to the Sponsor and will be repayable by XPDB upon consummation of a business combination. If the Company does not consummate a business combination by the Extended Date, any such promissory notes will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven.

Any Contribution is conditioned on the approval of the Extension by XPDB’s shareholders and the implementation of the Extension. The Contribution will not occur if the extension proposal is not approved or the Extension is not implemented.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed Transactions, XPDB intends to file a Registration Statement that is expected to include a preliminary prospectus and preliminary proxy statement of XPDB. The definitive proxy statement/final prospectus and other relevant documents will be sent to all XPDB stockholders as of a record date to be established for voting on the proposed Transactions and the other matters to be voted upon at a meeting of XPDB’s stockholders to be held to approve the proposed Transactions and other matters (the “Special Meeting”). XPDB may also file other documents regarding the proposed Transactions with the SEC. The definitive proxy statement/final prospectus will contain important information about the proposed Transactions and the other matters to be voted upon at the Special Meeting and may contain information that an investor will consider important in making a decision regarding an investment in XPDB’s securities. Before making any voting or investment decision, investors and security holders of XPDB and other interested parties are urged to read the Registration Statement and the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Transactions as they become available because they will contain important information about the proposed Transactions.

Investors and security holders will also be able to obtain free copies of the definitive proxy statement/final prospectus and all other relevant documents filed or that will be filed with the SEC by XPDB through the website maintained by the SEC at www.sec.gov, or by directing a request to XPDB, 321 North Clark Street, Suite 2440, Chicago, IL 60654, or by contacting Morrow Sodali LLC, XPDB’s proxy solicitor, for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400).

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

XPDB, the Company and certain of their respective directors, executive officers may be deemed participants in the solicitation of proxies from XPDB’s stockholders with respect to the proposed Transactions. A list of the names of those directors and executive officers of XPDB and a description of their interests in XPDB is set forth in XPDB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed Transactions may be obtained by reading the Registration Statement regarding the proposed Transactions when it becomes available. The documents described in this paragraph are available free of charge at the SEC’s website at www.sec.gov, or by directing a request to XPDB, 321 North Clark Street, Suite 2440, Chicago, IL 60654. Additional information regarding the names and interests of such participants will be contained in the Registration Statement for the proposed Transactions when available.

Forward-Looking Statements

Certain statements in this communication (“Communication”) may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and within the meaning of the federal securities laws with respect to the proposed business combination between Power & Digital Infrastructure Acquisition II Corp. (“XPDB”) and Montana Technologies LLC (the “Company”), including statements regarding the benefits of the proposed Transactions, the anticipated timing of the proposed Transactions, the likelihood and ability of the parties to successfully consummate the proposed Transactions, the amount of funds available in the trust account as a result of shareholder redemptions or otherwise, the impact, cost and performance of the AirJouletm technology once commercialized, the services offered by the Company and the markets in which the Company operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and XPDB’s or the Company’s projected future results. These forward-looking statements generally are identified by the words “believe,” “predict,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “target,” “plan,” “may,” “should,” “will,” “could,” “would,” “should,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed Transactions may not be completed in a timely manner or at all, which may adversely affect the price of XPDB securities; (ii) the risk that the proposed Transactions may not be completed by XPDB’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by XPDB; (iii) the failure to satisfy the conditions to the consummation of the proposed Transactions, including the approval of the proposed Transactions by XPDB’s stockholders, the satisfaction of the minimum aggregate transaction proceeds amount following redemptions by XPDB’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the failure to obtain financing to complete the proposed Transactions and to support the future working capital needs of the Company; (v) the effect of the announcement or pendency of the proposed Transactions on the Company’s business relationships, performance, and business generally; (vi) risks that the proposed Transactions disrupt current plans of the Company and potential difficulties in the Company’s employee retention as a result of the proposed Transactions; (vii) the outcome of any legal proceedings that may be instituted against XPDB or the Company related to the Merger Agreement and the proposed Transactions; (viii) changes to the proposed structure of the Transactions that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Transactions; (ix) the ability to maintain the listing of the XPDB’s securities on the NASDAQ; (x) the price of XPDB’s securities, including volatility resulting from changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the combined capital structure; (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Transactions, including the possibility of cost overruns or unanticipated expenses in development programs, and the ability to identify and realize additional opportunities; (xii) the enforceability of the Company’s intellectual property, including its patents, and the potential infringement on the intellectual property rights of others, cyber security risks or potential breaches of data security; and (xiii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in XPDB’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov and other documents filed, or to be filed with the SEC by XPDB, including the Registration Statement. The foregoing list of factors is not exhaustive. There may be additional risks that neither XPDB or the Company presently know or that XPDB or the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in XPDB’s definitive proxy statement contained in the Registration Statement (as defined below), including those under “Risk Factors” therein, and other documents filed by XPDB from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and XPDB and the Company assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither XPDB nor the Company gives any assurance that either XPDB or the Company will achieve its expectations.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit	Description
2.1†	Agreement and Plan of Merger, dated as of June 5, 2023, by and among Power & Digital Infrastructure Acquisition II Corp., XPDB Merger Sub, LLC and Montana Technologies LLC.
10.1	Sponsor Support Agreement, dated as of June 5, 2023, by and among XPDI Sponsor II LLC, Power & Digital Infrastructure Acquisition II Corp. and Montana Technologies LLC and the other parties signatory thereto.
99.1	Press Release, dated June 5, 2023
99.2	Investor Presentation, dated June 5, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2023

POWER & DIGITAL INFRASTRUCTURE ACQUISITION II CORP.

By:	/s/ Patrick C. Eilers
Name:	Patrick C. Eilers
Title:	Chief Executive Officer